UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 1, 2007

ELECTRONIC SYSTEMS TECHNOLOGY INC.
(A Washington Corporation)

Commission File no. 000-27793
IRS Employer Identification no. 91-1238077

415 N. Quay St. Building B1
Kennewick WA 99336
(Address of principal executive offices)

Registrant's telephone number, including area code:(509) 735-9092

ITEM 8.01. OTHER EVENTS

On June 1, 2007, the Company issued a press release announcing a one-time, noncumulative, cash distribution of $0.02 per share, having a total value of $103,073, to shareholders of record as of June 22, 2007, with the distribution to be accomplished by July 16, 2007. The press release is included by reference and is hereby attached as exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS.

Exhibit 99.1 - Cash distribution press release issued June 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

/s/ JON CORREIO

By: Jon Correio
Vice President, Finance and Administration
Date: June 1, 2007